Exhibit G


                                  Beggs & Lane
                        Attorneys and Counsellors at Law
                              Post Office Box 12590
                          Pensacola, Florida 32591-2950
                                  850-432-2451




                                  July 30, 2003





Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of Gulf Power Company
         (herein called the "Company").
         File No. 70-10117

Ladies and Gentlemen:

We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance and sale by the Company of $60,000,000 aggregate principal amount of its Series G 4.35% Senior Notes due July 15, 2013 (the "Series G Notes") and the issuance and sale by the Company of $60,000,000 aggregate principal amount of its Series H 5.25% Senior Notes due July 15, 2033 (the "Series H Notes").

We are of the opinion that:

(a) the Company is validly organized and duly existing as a corporation under the laws of the State of Maine and is duly admitted to do business as a foreign corporation in the States of Florida, Georgia and Mississippi;

(b) the subject transactions have been consummated in accordance with such statement on Form U-1, as amended;

(c)   all state laws applicable to the transactions have been complied with;

(d) the Series G Notes and the Series H Notes are valid and binding obligations of the Company in accordance with each of their terms; and

(e) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

Securities and Exchange Commission
July 30, 2003
Page 2




We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate pursuant to Rule 24.


                                                              Very truly yours,

                                                              /s/Beggs & Lane

                                                              Beggs & Lane